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                                                                    EXHIBIT 16.1

[LOGO OF PRICEWATERHOUSECOOPERS APPEARS HERE]


October 5, 1998


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the attached statements which are to be substituted in the first amendment to the registration statement on Form S-1 for the current language appearing under the heading "CHANGE IN ACCOUNTANTS," which registration statement was initially filed by BankVest Capital Corp. with the Securities and Exchange Commission on September 30, 1998. We agree with the statements concerning Coopers & Lybrand L.L.P.

Yours truly,

/s/ PricewaterhouseCoopers LLP

PriceWaterhouseCoopers LLP

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                                    INSERT


Coopers & Lybrand L.L.P. served as auditor to the Company prior to May 1997, and had audited the Company's consolidated financial statements through the year ended June 30, 1996. Upon becoming aware of the Company's intent to issue securities in an initial public offering, Coopers & Lybrand L.L.P. advised the Company that it was independent of the Company under the rules of the American Institute of Certified Public Accountants. However, because of a familial relationship between a partner of Coopers & Lybrand L.L.P. and an executive officer of the Company, Coopers & Lybrand L.L.P. would not be deemed to be independent of the Company under the rules of the Commission. Accordingly, in May 1997, Coopers & Lybrand L.L.P. resigned as the Company's auditor and the Board of Directors of the Company appointed Deloitte & Touche LLP to reaudit the Company's consolidated financial statements included in this Prospectus.

The reports of Coopers & Lybrand L.L.P. on the Company's June 30, 1995 and 1996 consolidated financial statements did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, in connection with its audits of the two fiscal years ended June 30, 1996, and through May 1997, there were no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Coopers & Lybrand L.L.P. would have caused them to make reference thereto in their report on the financial statements for such years.